UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 21, 2025

CNX Resources Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-14901	51-0337383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CNX Center

1000 CONSOL Energy Drive Suite 400

Canonsburg, Pennsylvania 15317

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code:

(724) 485-4000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 21, 2025, CNX Resources Corporation (the “Company”) completed a private offering (the “Notes Offering”) of $200,000,000 aggregate principal amount of 7.250% senior notes due 2032 (the “New Notes”), along with the related guarantees of the New Notes (the “Guarantees”).

The New Notes were issued as additional notes pursuant to that certain indenture (the “Indenture”), dated February 23, 2024, among the Company, the subsidiary guarantors party thereto (the “Guarantors”) and UMB Bank, N.A., as trustee (the “Trustee”), pursuant to which the Company previously issued $400,000,000 aggregate principal amount of its 7.250% senior notes due 2032 (the “Initial Notes” and, together with the New Notes, the “Notes”). The New Notes are guaranteed by all of the Company’s current restricted subsidiaries that guarantee its obligations under its revolving credit facility and certain of its future subsidiaries and have identical terms as the Initial Notes, other than the issue date, the initial offering price and the first interest payment date, and the New Notes and the Initial Notes are treated as a single class of securities under the Indenture and vote together as a single class. The New Notes accrue interest from September 1, 2024 at a rate of 7.250% per year. Interest on the New Notes is payable semi-annually in arrears on March 1 and September 1 of each year, beginning March 1, 2025. The Notes mature on March 1, 2032.

The Notes rank equally in right of payment with all of the Company’s existing and future senior indebtedness and senior to any subordinated indebtedness that the Company may incur. The Guarantees rank equally in right of payment to all of the Guarantors’ existing and future senior indebtedness and senior to any subordinated indebtedness that the Guarantors may incur.

On or after March 1, 2027, the Company may redeem all or part of the Notes at the redemption prices set forth below, plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the rights of holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date), beginning on March 1 of the years indicated:

Year	Percentage
2027	103.625%
2028	101.813%
2029 and thereafter	100.000%

Prior to March 1, 2027, the Company may on one or more occasions redeem up to 40% of the aggregate principal amount of the Notes with an amount of cash not greater than the amount of the net cash proceeds from one or more equity offerings at a redemption price equal to 107.250% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but not including, the date of redemption, as long as at least 60% of the aggregate principal amount of the Notes originally issued on the issue date (excluding notes held by the Company or its subsidiaries) remains outstanding after each such redemption and the redemption occurs within 180 days after the date of the closing of the equity offering.

At any time or from time to time prior to March 1, 2027, the Company may also redeem all or a part of the Notes, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium, as defined in the Indenture, plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the rights of holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date).

The Indenture contains covenants that limit the ability of the Company and the Guarantors to (i) incur, assume or guarantee additional indebtedness or issue preferred stock; (ii) create liens to secure indebtedness; (iii) make distributions on, purchase or redeem the Company’s common stock or purchase or redeem subordinated indebtedness; (iv) make investments; (v) restrict dividends, loans or other asset transfers from the Company’s restricted subsidiaries; (vi) consolidate with or merge with or into, or sell substantially all of its properties to, another person; (vii) sell or otherwise dispose of assets, including equity interests in subsidiaries; (viii) enter into transactions with affiliates; and (ix) create unrestricted subsidiaries. These covenants are subject to important exceptions and qualifications. If the Notes achieve an investment grade rating from either of Standard & Poor’s Ratings Services or Moody’s Investors Service, Inc. and no default under the Indenture exists, many of the foregoing covenants will terminate.

The Indenture also contains customary events of default, including (i) default for 30 days in payment when due of interest on the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes at maturity, upon redemption or otherwise; (iii) covenant defaults; (iv) cross-defaults to certain indebtedness; and (v) certain events of bankruptcy or insolvency with respect to the Company or any of the Guarantors. If an event of default occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. If an event of default arises from certain events of bankruptcy or insolvency, with respect to the Company, any restricted subsidiary of the Company that is a significant subsidiary or any group of restricted subsidiaries of the Company that, taken together, would constitute a significant subsidiary, all outstanding Notes will become due and payable immediately without further action or notice.

If the Company experiences certain kinds of changes of control, holders of the Notes will be entitled to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of that holder’s Notes pursuant to an offer on the terms set forth in the Indenture. The Company will offer to make a cash payment equal to 101% of the aggregate principal amount of the Notes repurchased plus accrued and unpaid interest on the Notes repurchased to, but not including, the date of purchase, subject to the rights of holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, a copy of which has previously been filed as Exhibit 4.1 on February 23, 2024 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure.

On January 21, 2025, the Company issued a press release announcing the closing of the Notes Offering. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information included in this Item 7.01 and Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information included in this Item 7.01 and Exhibit 99.1 attached hereto shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of the Exhibit

4.1	Indenture, dated as of February 23, 2024, among CNX Resources Corporation, the subsidiary guarantors party thereto and UMB Bank, N.A., as Trustee (incorporated by reference to Exhibit 4.1 to CNX Resources Corporation’s Current Report on Form 8-K filed on February 23, 2024, File No. 14901).

99.1	Press Release, dated as of January 21, 2025, announcing the closing of the notes offering.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNX RESOURCES CORPORATION

By:	/s/ Alan K. Shepard
Name:	Alan K. Shepard
Title:	Chief Financial Officer

Dated: January 21, 2025